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23.  Consent of Independent Auditors.

                 EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Number 33-40233 and Registration Statement Number 33-37076 on Form S-3; Registration Statement Number 33-49968 on Form S-4; Post-effective Amendment Number 1 to Registration Statement Number 2-95076, 33-19308, 33-58414 and 33-00713 on Form S-8 of Jostens, Inc. of our report dated January 28, 1997 with respect to the consolidated financial statements and schedule of Jostens Inc. and subsidiaries included in this Transition Report (Form 10-K) for the six month transition period ended December 28, 1996.


                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 26, 1997